UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of

the Securities Exchange Act Of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Momentive Global Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communications are being filed in connection with the proposed acquisition of Momentive Global Inc. (“Momentive”) by an investor consortium led by Symphony Technology Group (“STG”):

Email to employees

Subject: Announcing the next step on Momentive’s journey

Team,

Today, we are announcing we’ve entered into a definitive agreement to be acquired by private equity firm, Symphony Technology Group (STG).

STG focuses on building customer-centric software and analytics companies and their philosophy and expertise will help us take advantage of the opportunity ahead. Today’s volatile business climate necessitates that organizations consistently collect feedback from their stakeholders. That’s where we shine. The press release we issued can be found here.

This transaction follows a thorough review of strategic alternatives by our Board of Directors, and brings focus on:

•	Value for customers: STG invests in companies that prioritize the success of their customer—an ethos that aligns with our own focus on expanding the value customers get from our products.

•	Our long-term vision: By going private in partnership with STG, we’ll be able to focus on world-class execution against our long-term strategy with an emphasis on innovating for customers.

•	Additional resources: We’ll also gain access to STG’s team of experts in building great software and analytics companies. This expertise will help hone our strategy and enhance our products.

•

Value for shareholders: The deal provides immediate and certain value to all of our stockholders, including employees. The all-cash transaction values Momentive at approximately $1.5 billion. Under the terms of the agreement, Momentive shareholders will receive $9.46 per share—a premium of approximately 28% to the volume weighted average closing price of Momentive stock for the 10 trading days ending on March 13, 2023.

Something to keep in mind while we close this transaction— which we expect to occur in the second or third quarter of 2023— we must remain vigilant on our customers and business goals. Whether we are public, or private, or in the transition period from public to private, we are here to deliver for our stakeholders.

I realize that this may be a lot of information to process over email, so we’re dedicating our global Town Hall tomorrow at 8:30 am PT | 15:30 GMT to chat through the news in more detail; we’ll share a recording in the coming days for those who can’t join. This FAQ page addresses some of the key topics we expect you may be wondering about. Please submit any additional questions through this survey.

As always, if you receive any questions from the media/analysts, or investors forward them to Katie Miserany and Gary Fuges, respectively.

Over the last 24 years, we’ve evolved in many ways—from a tiny startup to a global business, from a simple survey platform to a household name, from surveys to market research and more. The news today represents one more step in our evolution. I’m excited about the opportunity ahead.

Best,

Additional Information and Where to Find It

Momentive, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Momentive (the “Transaction”). Momentive plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Momentive’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 25, 2022. To the extent that holdings of Momentive’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Promptly after filing the definitive Transaction Proxy Statement with the SEC, Momentive will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MOMENTIVE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Momentive with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Momentive’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Momentive with the SEC in connection with the Transaction will also be available, free of charge, at Momentive’s investor relations website at investor.momentive.ai.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Momentive’s Board of Directors in approving the Transaction; and expectations for Momentive following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Momentive’s assumptions prove incorrect, Momentive’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Momentive’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Momentive to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (iv) the nature, cost and outcome of any legal proceeding that may be instituted against Momentive and others relating to the Transaction; (v) economic, market, financial, business or geopolitical conditions (including resulting from disruptions to the banking sector, inflationary pressures, rising interest rates, supply chain disruptions, the COVID-19 pandemic, civil unrest or military conflict) or competition, or changes in such conditions, negatively affecting Momentive’s markets, customers, business, operations and financial performance; (vi) the effect of the announcement or pendency of the Transaction on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of Momentive management or employees during the pendency of the Transaction; (vii) the amount of the costs, fees, expenses and charges related to the merger agreement or the Transaction; (viii) the risk that our stock price may fluctuate during the pendency of the Transaction and may decline significantly if the Transaction is not completed; (ix) possible disruption related to the Transaction to Momentive’s current plans and operations, including through the loss of customers and employees; and (x) other risks and uncertainties detailed in the periodic reports that Momentive files with the SEC, including Momentive’s Annual Report on Form 10-K filed with the SEC on February 17, 2023, and subsequent filings which may be obtained at Momentive’s investor relations website at investor.momentive.ai. All forward-looking statements in this communication are based on information available to Momentive as of the date of this communication, and Momentive does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.